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                                                          Stock Option Agreement
                                                       2000 Stock Incentive Plan

                                 NETOPIA, INC.

                           2000 STOCK INCENTIVE PLAN

                            STOCK OPTION AGREEMENT
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     This Stock Option Agreement (this "Agreement") is made and entered into as of the Date of Grant set forth in the Notice (the "Date of Grant") by and between Netopia, Inc., a Delaware corporation (the "Company"), and the Optionee ("Optionee") named in the "Notice of Grant of Stock Options" (the "Notice") attached to this Agreement. Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 2000 Stock Incentive Plan (the "Plan").

     1.   Grant of Option. The Company hereby grants to Optionee a nonqualified
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stock option (this "Option") to purchase up to the total number of shares of
Common Stock of the Company set forth in the Notice as Total Option Shares (collectively, the "Shares") at the Exercise Price Per Share set forth in the Notice (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan.

     2.   Vesting; Exercise Period.
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          2.1  Vesting of Shares. This Option shall be exercisable as it vests.
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Subject to the terms and conditions of the Plan and this Agreement, this Option shall vest and become exercisable as to portions of the Shares as follows: provided Optionee has continuously provided services to the Company or any Subsidiary, this Option shall become exercisable over a period measured from the Date of Grant as set forth in the Notice. This Option shall cease to vest upon Optionee's Termination and Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company's Common Stock greater than the "Total Option Shares."

          2.2  Vesting of Options. Shares that are vested pursuant to the
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schedule set forth in Section 2.1 hereof are "Vested Shares." Shares that are not vested pursuant to the schedule set forth in Section 2.1 hereof are "Unvested Shares."

          2.3  Expiration. This Option shall expire on the Expiration Date set
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forth in the Notice and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3 hereof.

     3.   Termination.
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          3.1  Termination for Any Reason Except Death, Permanent Disability or
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Cause. If Optionee is Terminated for any reason except Optionee's death,
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Permanent Disability

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or Cause, then this Option, to the extent (and only to the extent) that it is vested in accordance with the schedule set forth in Section 2.1 hereof on the Termination Date, may be exercised by Optionee no later than three (3) months after the Termination Date, but in any event no later than the Expiration Date.

          3.2  Termination Because of Death or Permanent Disability.  If
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Optionee is Terminated because of death or Permanent Disability of Optionee, then this Option, to the extent that it is vested as provided in this Section 3.2, may be exercised by Optionee (or Optionee's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date. If Optionee is Terminated because of death of Optionee when Optionee has been in the Company's or a Subsidiary's service for less than two (2) years, then all of Optionee's outstanding options under this Agreement shall become exercisable for an additional number of option shares as if the Optionee had been in the Company's or a Subsidiary's service for two (2) additional years. If Optionee is Terminated because of death of Optionee when Optionee has been in the Company's or a Subsidiary's service for two (2) years or more, then all of Optionee's outstanding options under this Agreement shall be fully exercisable. Any exercise after three months after the Termination Date when the Termination is for any reason other than Optionee's death, within the meaning of Code Section 22(e)(3), shall be deemed to be the exercise of a nonqualified stock option. For purposes of this Agreement, "Permanent Disability" means the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

          3.3  Termination for Cause.  If Optionee is Terminated for Cause, this
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Option will expire on the Optionee's date of Termination.

          3.4  No Obligation to Employ. Nothing in the Plan or this Agreement
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shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Subsidiary of the Company, or limit in any way the right of the Company or any Subsidiary of the Company to terminate Optionee's employment or other relationship at any time, with or without Cause.

     4.   Manner of Exercise.
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          4.1  Stock Option Exercise Agreement. To exercise this Option,
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Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company
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from time to time (the "Exercise Agreement"), which shall set forth, inter
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alia, Optionee's election to exercise this Option, the number of shares being
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purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option,

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then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

               4.2  Limitations on Exercise. This Option may not be exercised
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unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.

               4.3  Payment. The Exercise Agreement shall be accompanied by full
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payment of the Exercise Price for the Shares being purchased in cash (by check)
or where permitted by law;

     (a) by surrender of shares of the Company's Common Stock that either: (1) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Optionee in the open public market; and (3) are clear of all liens,
                                              ---
          claims, encumbrances or securities interests;

     (b) provided that a public market for the Company's stock exists: (1) through a "same day sale" commitment from Optionee and a broker-dealer selected by the Company that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise tis Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a "margin"
                                                  --
          commitment from Optionee and and NASD Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or


     (c)  by any combination of the foregoing.

               4.4  Tax Withholding.  Prior to the issuance of the Shares upon
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exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

               4.5  Issuance of Shares. Provided that the Exercise Agreement and
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payment are in form and substance satisfactory to counsel for the Company, the
Company shall issue the Shares registered in the name of Optionee, Optionee's authorized assignee, or

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Optionee's legal representative, and shall deliver certificates representing the
Shares with the appropriate legends affixed thereto.

     5.   Compliance with Laws and Regulations. The exercise of this Option and
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the issuance and transfer of Shares shall be subject to compliance by the
Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

     6.   Nontransferability of Option.  This Option may not be transferred
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in any manner other than under the terms and conditions of the Plan or by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

     7.   Tax Consequences.  Set forth below is a brief summary as of the date
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the Board adopted the Plan of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          7.1  Exercise of Nonqualified Stock Option. There may be a regular
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federal income tax liability upon the exercise of this Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          7.2  Disposition of Shares.  If the Shares are held for more than
               ---------------------
twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain. The Company may be required to withhold from Optionee's compensation or collect from the Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

     8.   Privileges of Stock Ownership. Optionee shall not have any of the
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rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.

     9.   Interpretation.  Any dispute regarding the interpretation of this
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Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

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     10.  Entire Agreement.  The Plan is incorporated herein by reference.
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This Agreement and the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

     11.  Notices.  Any notice required to be given or delivered to the Company
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under the terms of this Agreement shall be in writing and addressed to the
Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated in the Notice or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

     12.  Successors and Assigns.  The Company may assign any of its rights
          ----------------------
under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

     13.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

     14.  Acceptance. Optionee hereby acknowledges receipt of a copy of the
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Plan and this Agreement. Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

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                                   EXHIBIT A
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                       STOCK OPTION EXERCISE AGREEMENT

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                                   Exhibit A
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                                 NETOPIA, INC.
                     2000 STOCK INCENTIVE PLAN (the "Plan")
                        STOCK OPTION EXERCISE AGREEMENT
                        -------------------------------

      I hereby elect to purchase the number of shares of Common Stock of Netopia, Inc. (the "Company") as set forth below:

Optionee ____________________________________            Number of Shares Purchased:_________________________
Social Security Number:______________________            Purchase Price per Share:___________________________
Address:_____________________________________            Aggregate Purchase Price:___________________________
        _____________________________________            Date of Option Agreement:___________________________
        _____________________________________
Type of Option:    Nonqualified Stock Option             Exact Name of Title to Shares:______________________
                                                         ____________________________________________________

1. Delivery of Purchase Price. Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Agreement (the "Option Agreement") as follows (check as applicable and complete):

[_] in cash (by check) in the amount of $_____________________, receipt of which is acknowledged by the Company;

[_] by delivery of ______________________________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Optionee in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $____________________ per share;

[_] through a "same-day-sale" commitment, delivered herewith, from Optionee and the NASD Dealer named therein, in the amount of $____________________; or


[_] through a "margin" commitment, delivered herewith from Optionee and the NASD
    Dealer named therein, in the amount of $____________________________.


2. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

3. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Agreement, the Plan and the Option Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law.


Date:___________________________________   ____________________________________
                                           Signature of Optionee

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